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                                                                  Exhibit (h)(6)


                          AMENDMENT NO. 1 TO SALES AGREEMENT


     Amendment No. 1 dated as of _________, 1998 to the Sales Agreement (the "Agreement") dated as of August 26, 1993 by and between The Galaxy VIP Fund ("TRUST") and American Skandia Life Assurance Corporation ("SKANDIA").

     WHEREAS, the Agreement currently provides in the recitals thereto that SKANDIA has established separate accounts registered as unit investment trusts under the Investment Company Act of 1940 ("`40 Act") to offer variable contracts and may establish others and that SKANDIA is desirous of having TRUST serve as one of the funding vehicles for at least one such variable contract, and possibly others in the future;

     WHEREAS, SKANDIA has advised TRUST that it has established separate accounts exempt from registration under the `40 Act to offer group variable contracts to certain employee benefit plans and that SKANDIA is desirous of having TRUST serve as one of the funding vehicles for at least one such group variable contract, and possibly others in the future; and

     WHEREAS, the parties hereto wish to amend the Agreement to reflect that the separate accounts established by SKANDIA will be registered as unit investment trusts under the `40 Act or exempt from registration under the `40 Act.

     NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

     1. The fourth recital of the Agreement is hereby amended and restated in its entirety to read as follows:

               "WHEREAS, SKANDIA has established separate accounts registered as unit investment trusts under the `40 Act or exempt from registration under the `40 Act to offer variable contracts and may establish others, and is desirous of having TRUST serve as one of the funding vehicles for at least one such variable contract, and possibly others in the future."

     2. Section 5(b) of the Agreement is amended and restated in its entirety to read as follows:

               "(b) SKANDIA will make available to TRUST at least one complete copy of all registration statements, prospectuses, statements of additional information and other disclosure documents, reports, solicitations for voting instruments, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the variable contracts or the separate accounts, contemporaneously with the filing of such documents with the Securities and


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          Exchange Commission or, if any of such documents are not required to be filed with the Securities and Exchange Commission, then as soon as is reasonably practicable after such documents become available."

     3. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.


                                   THE GALAXY VIP FUND


                                   By:
                                       ----------------------------
                                   Name:
                                         --------------------------
                                   Title:
                                          -------------------------

                                   AMERICAN SKANDIA LIFE
                                   ASSURANCE CORPORATION



                                   By:
                                       ----------------------------
                                   Name:
                                         --------------------------
                                   Title:
                                          -------------------------


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